UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2014

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)
15950 N. Dallas Parkway, Suite 400
Dallas, Texas
75248
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (214) 299-7660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On May 29, 2014 (the “Closing Date”), Sky Petroleum, Inc. (the “Corporation”) closed a private placement under the terms of subscription agreements with two accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “U.S. Securities Act”)), including OceanRidge Investments S.A., a corporation organized pursuant to the General Corporation Law of the Republic of Panama and a corporation controlled by a director and former Chief Exective Officer of the Corporation, in connection with a non-brokered private placement (the “Offering”) of Class D Units (“Class D Units”) at US$0.05 per unit.  Each Class D Unit consists of one share of common stock of the Corporation, par value US$0.001 (a “Common Share”) and one Class D Warrant (each, a “Class D Warrant”).  Each Class D Warrant is exercisable to acquire one Common Share of the Corporation, par value US$0.001 (a “Class D Warrant Share”) at an exercise price of US$0.10 per Class D Warrant Share until May 29, 2016 (the two (2) year anniversary of the Closing Date).

Item 3.02   Unregistered Sale of Equity Securities.

On May 14, 2014, the Corporation closed a non-brokered private placement and issued 8,000,000 Class D Units at US$0.05 per unit to investors to raise an aggregate of US$400,000.  In aggregate, the Corporation issued 8,000,000 Common Shares and 8,000,000 Class D Warrants.

The Class D Units were issued in an off-shore transaction pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “U.S. Securities Act”), in reliance upon Rule 903 of Regulation S under the U.S. Securities Act.  Neither investor was a U.S. person as defined in Rule 902(k) of Regulation S.

In connection with the closing of the Class A Unit Offering, the Corporation issued a reservation order reserving Common Shares for issuance as follows:

Warrant Class/ Exercise Price	Number of Shares Common Stock (Reserved)	AggregateExercise Price
Class D Warrants (US$0.10)	8,000,000	US$80,000

Item 9.01   Exhibits.

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Class D Warrant

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: May 29, 2014	By: /s/ Karim Jobanputra Karim Jobanputra Interim Chief Executive Office and Principal Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Subscription Agreement
10.2	Form of Class D Warrant